AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER between SOMERSET INTERNATIONAL GROUP, INC., a Delaware corporation ("Somerset Delaware"), and SOMERSET
INTERNATIONAL GROUP, INC., a New Jersey corporation ("Somerset New Jersey"), Somerset Delaware and Somerset New Jersey being sometimes referred to herein as the "Constituent Corporations."

       WHEREAS, the board of directors of each Constituent Corporation deems it advisable that the Constituent Corporations merge into a single corporation in a transaction intended to qualify as a reorganization within the meaning of
Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended ("the Merger");

       NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

     1. SURVIVING CORPORATION. Somerset New Jersey shall be merged with and into Somerset Delaware, which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.

     2. MERGER DATE. The Merger shall become effective (the" Merger Date") upon the completion of:

          2.1. Adoption of this agreement by Somerset Delaware pursuant to the General Corporation Law of Delaware and by Somerset New Jersey pursuant to General Corporation Law of the State of New Jersey.

          2.2. Execution and filing by Somerset New Jersey of Articles of Merger with the Department of State of the State of New Jersey in accordance with the General Corporation Law of New Jersey.

          2.3. Execution and filing by Somerset Delaware of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware.

          2.4 The Articles of Merger shall be filed with the Department of State of the State of New Jersey and the Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein. These filings will be completed within the earlier of the consummation by Somerset Delaware of its initial acquisition or June 30, 2004.

     3. GOVERNING LAW. The surviving corporation shall be governed by the laws of the State of incorporation of Somerset Delaware.

     4. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of Somerset Delaware shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date.

     5. BYLAWS. The Bylaws of the surviving corporation shall be the Bylaws of Somerset Delaware as in effect on the date of this agreement.

     6. BOARD OF DIRECTORS AND OFFICERS. The officers and directors of Somerset Delaware, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.

     7. NAME OF SURVIVING CORPORATION. The name of the surviving corporation will continue as "Somerset International Group, Inc." unless changed by Somerset Delaware.

     8. CONVERSION. The mode of carrying the Merger into effect and the manner and basis of converting the shares of Somerset New Jersey into shares of Somerset Delaware are as follows:

          8.1 All of the shares of Somerset New Jersey Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into 4,063,884 shares of Somerset Delaware's Common Stock to be adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below) and shall be distributed as shown opposite the Somerset New Jersey shareholder(s) names in exhibit A.

The Somerset Delaware Common Stock to be issued hereunder ("the SGIG Shares") will be issued pursuant to Section 4 (2) of the Securities Act of 1933 and/or Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission, will be restricted as to the transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:


"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF SOMERSET DELAWARE."

          8.2. Upon completion of the Merger, there shall be approximately 5,100,000 shares of Somerset Delaware Common Stock issued and outstanding, subject to such adjustments.

          8.3. All outstanding Common Stock of Somerset New Jersey and all warrants, options or other rights to its Common Stock shall be retired and canceled as of the Merger Date.

          8.4. Each share of Somerset New Jersey Common Stock that is owned by Somerset New Jersey as treasury stock shall, by virtue of the Merger and without any action on the part of Somerset New Jersey, be retired and canceled as of the Merger Date.

          8.5. Each certificate evidencing ownership of shares of Somerset Delaware Common Stock issued and outstanding on the Merger Date or held by Somerset Delaware in its treasury shall continue to evidence ownership of the same number of shares of Somerset Delaware Common Stock.

          8.6. Somerset Delaware Common Stock shall be issued to the holders of Somerset New Jersey Common Stock in exchange for their shares on a pro rata bases in accordance with each holder's relative ownership of the Somerset New Jersey Common Stock that is being exchanged.

          8.7. The shares of Somerset Delaware Common Stock to be issued in exchange for Somerset New Jersey Common Stock hereunder shall be proportionately reduced by any shares owned by Somerset New Jersey shareholders who shall have timely objected to the Merger (the" Dissenting Shares") in accordance with the provisions of the General Corporation Law of New Jersey, as provided therein.

          8.8. Somerset Delaware Common Stock held by Somerset New Jersey shall be transferred proportionately to the shareholders of Somerset New Jersey as set forth on Exhibit A.

     9. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Somerset New Jersey Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of Somerset Delaware Common Stock into which the shares of Somerset New Jersey Common Stock represented by the certificate or certificates so surrendered shall have been converted. Any exchange of fractional shares will be rounded up to the next highest number of full shares. Somerset Delaware may, in its discretion, require a bond in customary form before issuing any share certificate where a corresponding share certificate has not been delivered by a shareholder of Somerset New Jersey because of loss or other reason.

     10. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented Somerset New Jersey Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Somerset Delaware Common Stock into which it was converted. No dividend or other distribution payable to holders of Somerset New Jersey Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Somerset New Jersey Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefore the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Somerset Delaware Common Stock represented thereby.

     11. EFFECT OF THE MERGER. On the Merger Date, the separate existence of Somerset New Jersey shall cease (except insofar as continued by statute), and it shall be merged with and into Somerset Delaware. All the property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in Somerset Delaware, without further act or deed. Somerset Delaware shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations maybe enforced against Somerset Delaware.

     12. REPRESENTATIONS AND WARRANTIES OF SOMERSET DELAWARE. Somerset Delaware represents and warrants that:

          12.1. CORPORATE ORGANIZATION AND GOOD STANDING. Somerset Delaware is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

          12.2. REPORTING COMPANY STATUS. Somerset Delaware is a reporting company pursuant to Section (g) of the Securities Exchange Act of 1934.

          12.3. REPORTING COMPANY FILINGS. Somerset Delaware has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

          12.4. CAPITALIZATION. Somerset Delaware's authorized capital stock consists of 200,000,000 shares of Common Stock, $.001 par value, of which 1,036,116 shares will be issued and outstanding after the 1-21 reverse split to be undertaken by Somerset Delaware.

          12.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

          12.6. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Somerset Delaware Common or Preferred Stock issued or committed to be issued.

          12.7. CORPORATE AUTHORITY. Somerset Delaware has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement

          12.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Somerset Delaware Financial Statements, Somerset Delaware did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          12.9. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties or financial condition of Somerset Delaware since the date of the Somerset Delaware Financial Statements.

          12.10. LITIGATION. There is not, to the knowledge of Somerset Delaware, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Somerset Delaware or against any of its officers.

          12.11. CONTRACTS. Somerset Delaware is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

          12.12. TITLE. Somerset Delaware has good and marketable title tall the real property and good and valid title to all other property included in the Somerset Delaware Financial Statements. The properties of Somerset Delaware are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Somerset Delaware.

          12.13. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Somerset Delaware for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Somerset Delaware Financial Statements are adequate to cover any such taxes that may be assessed against Somerset Delaware in respect of its business and its operations during the periods covered by the Somerset Delaware Financial Statements and all prior periods.

          12.14. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Somerset Delaware is subject or by which Somerset Delaware is bound.

     13. REPRESENTATIONS AND WARRANTIES OF Somerset New Jersey represents and warrants that:

          13.1. CORPORATE ORGANIZATION AND GOOD STANDING. Somerset New Jersey is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

          13.2. CAPITALIZATION. Somerset New Jersey's authorized capital stock consists of 2,500 shares of Common Stock, $.001 par value, of which 222.22 shares are issued and outstanding.

          13.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued fully paid and nonassessable.

          13.4. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain Somerset New Jersey Common or Preferred Stock issued or committed to be issued.

          13.5 CORPORATE AUTHORITY. Somerset New Jersey has all Requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

          13.6. SUBSIDIARIES. Except as set out in Disclosure Schedule 13.6, Somerset New Jersey has no subsidiaries.

          13.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected on Schedule 13.7, Somerset New Jersey did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          13.8. LITIGATION. Except as set out in Disclosure Schedule 13.8, there is not, to the knowledge of Somerset New Jersey, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Somerset New Jersey or against any of its officers.

          13.9. CONTRACTS. Except as set forth in Schedule 13.9, Somerset New Jersey is not a party to any material contract not in the ordinary course of business or in the course of its proposed acquisitions that is to be performed in whole or in part at or after the date of this Agreement.

          13.10. TITLE. Somerset New Jersey owns no real property.

          13.11. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Somerset New Jersey for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

          13.12. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Somerset New Jersey is subject or by which Somerset New Jersey is bound.

     14. CONDUCT OF SOMERSET DELAWARE PENDING THE MERGER DATE. Somerset Delaware covenants that between the date of this Agreement and the Merger Date:

          14.1. No change will be made in Somerset Delaware's Articles of Incorporation or bylaws.

          14.2. Somerset Delaware will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

          14.3. Somerset Delaware will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     15. CONDUCT OF SOMERSET NEW JERSEY PENDING THE MERGER DATE. Somerset New Jersey covenants that between the date of this Agreement and the Merger Date:

          15.1. No change will be made in Somerset New Jersey's Articles of incorporation or bylaws.

          15.2. Somerset New Jersey will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

          15.3. Somerset New Jersey will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     16. CONDITIONS PRECEDENT TO OBLIGATION OF SOMERSET DELAWARE. Somerset Delaware's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Somerset Delaware:

          16.1. SOMERSET NEW JERSEY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Somerset New Jersey set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

          16.2. SOMERSET NEW JERSEY'S COVENANTS. Somerset New Jersey shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

          16.3. APPROVAL. Somerset New Jersey shall have approved this agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

          16.4. SUPPORTING DOCUMENTS OF Somerset New Jersey. Somerset New Jersey shall have delivered to Somerset Delaware supporting documents in form and substance satisfactory to Somerset Delaware to the effect that:

          (i) Somerset New Jersey is a corporation duly organized, validly existing, and in good standing.

          (ii) Somerset New Jersey's authorized and issued capital stock is asset forth herein.

          (iii) The execution and adoption of this agreement have been duly authorized by Somerset New Jersey in such manner as is required bylaw including all appropriate action by directors and, if required, by shareholders.

     17. CONDITIONS PRECEDENT TO OBLIGATION OF SOMERSET NEW JERSEY. Somerset New Jersey's obligation to consummate the Merger shall be subject to fulfillment by Somerset Delaware on or before the Merger Date of each of the following conditions, unless waived in writing by Somerset New Jersey:

          17.1. SOMERSET DELAWARE'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Somerset Delaware set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

          17.2. SOMERSET DELAWARE'S COVENANTS. Somerset Delaware shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

          17.3. APPROVAL. Somerset Delaware shall have approved this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

          17.4. SUPPORTING DOCUMENTS OF SOMERSET DELAWARE. Somerset Delaware shall have delivered to Somerset New Jersey supporting documents in form and substance satisfactory to Somerset New Jersey to the effect that:

          (i) Somerset Delaware is a corporation duly organized, validly existing, and in good standing.

          (ii) Somerset Delaware's authorized and issued capital stock is as set forth herein.

          (iii) The execution and adoption of this Agreement have been duly authorized by Somerset Delaware in such manner as is required bylaw including all appropriate action by directors and, if required, by shareholders.

     18. ACCESS. From the date hereof to the Merger Date, Somerset New Jersey and Somerset Delaware shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated as defined hereafter, all documents and consideration received in connection with this agreement shall be returned to the party furnishing such documents and consideration, and all information so received shall be treated as confidential.

     19. CLOSING.

          19.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

          19.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be complete reproduction of the entire original writing or transmission or original signature.

          19.3. At the Closing, Somerset New Jersey shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Somerset
Delaware:

          (i) A list of the holders of record of the shares of Somerset New Jersey Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Somerset Delaware Common Stock to be issued to each holder;

          (ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

          (iii) Certificate of the Secretary of State of New Jersey as of a recent date as to the good standing of Somerset New Jersey;

          (iv) Certified copies of the board of directors of Somerset New Jersey authorizing the execution of this agreement and the consummation of the Merger;

          (vi) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

          (viii) The share certificates for the outstanding Common Stock of Somerset New Jersey to be exchanged hereunder or, where any such certificate is not delivered, an affidavit of lost certificate or other reason for non-delivery.

          19.4. At the Closing, Somerset Delaware shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Somerset New Jersey:

          (i) A list of its shareholders of record;

          (ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

          (iii) Certificate of the Secretary of State of its state of incorporation as of a recent date as to the good standing of Somerset Delaware;

          (iv) Certified copies of the board of directors of Somerset Delaware authorizing the execution of this agreement and the consummation of the Merger;

          (vi) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

          (vii) The share certificates of Somerset Delaware to be delivered to the shareholders of Somerset New Jersey hereunder, in proper names and amounts, and bearing legends, if any, required and appropriate under applicable securities laws.

          19.5. At Closing, Somerset New Jersey shall cancel the loan of $50,000 made by it to Somerset Delaware on February 3, 2004.

     20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

     21. ARBITRATION.

          21.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the state of New Jersey.

          21.2. CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the state of New Jersey. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

          21.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of New Jersey, determined without regard to its provisions, which would otherwise apply to question of conflict of laws.

          21.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the Arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

          21.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

          21.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

          21.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

          21.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

          21.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     22. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

          22.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

          22.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          22.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

          22.4. NOTICES. All notices hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

       If to Somerset Delaware, to:

          90 Washington Valley Road
          Bedminster, New Jersey 07921

       If to Somerset New Jersey, to:
       Somerset International Group, Inc.

          51 Boulderwood Drive
          Bernardsville, New Jersey 07924

     23. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey.

     24. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     25. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     26. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Anslow & Jaclin, LLP. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 14 days following execution of this Agreement unless extended by mutual consent of the parties.

     27. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

     28. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     29. EFFECTIVE DATE. The effective date of this agreement shall be February 27, 2004.

       IN WITNESS WHEREOF, the parties have executed this Agreement.

SOMERSET INTERNATIONAL GROUP, INC., a Delaware corporation


By: /s/ Paul Patrizio


SOMERSET INTERNATIONAL GROUP, INC., a New Jersey corporation


By: /s/ John X. Adiletta

EXCHANGE AGENT

ANSLOW & JACLIN, LLP

/s/ Gregg E. Jaclin

                                    EXHIBIT A

SCHEDULE OF SHARES

1.         ADDITIONAL SHARES TO BE ISSUED TO SOMERSET NEW JERSEY SHAREHOLDERS:

   JOHN X. ADILETTA-       1,800,000 SHARES OF COMMON STOCK
   PAUL PATRIZIO-          1,800,000 SHARES OF COMMON STOCK
   WILLIAM MCCLURE-           57,496 SHARES OF COMMON STOCK
   GEORGE AND MARY
   LOU BERRY JTWROS-         406,388 SHARES OF COMMON STOCK
-------------------    ---------------------------------

    TOTAL:                 4,063,884 SHARES OF COMMON STOCK




2. TO BE EXCHANGED FOR CERTIFICATE OF 644,107 REGISTERED SHARES OF SOMERSET DELAWARE HELD BY SOMERSET NEW JERSEY:

   JOHN X. ADILETTA-       289,848 SHARES OF COMMON STOCK
   PAUL PATRIZIO-          289,848 SHARES OF COMMON STOCK
   GEORGE AND MARY
   LOU BERRY JTWROS-        64,411 SHARES OF COMMON STOCK
--------------------   --------------------------------
    TOTAL:                 644,107 SHARES OF COMMON STOCK